                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sunrise Assisted Living, Inc. of our report dated March 4, 1998, included in the 1997 Annual Report to Stockholders of Sunrise Assisted Living, Inc.

We also consent to the incorporation by reference in the Registration Statements pertaining to the 1995 Stock Option Plan, as amended; 1996 Directors' Stock Option Plan; and the Stock Option Agreement entered into, effective January 4, 1995, by and between Sunrise Assisted Living, Inc. and Dave Faeder, (Form S-8, No. 333-05257); Sunrise Assisted Living, Inc. 1996 Non-Incentive Stock Option Plan (Form S-8, No. 333-21817); 1997 Stock Option Plan (Form S-8, No. 333-26837); and the Registration Statement pertaining to the $150 million of 5 1/2% Convertible Subordinated Notes due 2002 (Form S-3, No. 333-34365), respectively, of our report dated March 4, 1998 with respect to the consolidated financial statements of Sunrise Assisted Living, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                    /s/ Ernst & Young LLP

Washington, D.C.
March 25, 1998